                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

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                                              RULE 14A-6(E)(2))

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Napa National Bancorp
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               (Name of Registrant as Specified In Its Charter)


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Notes:

                             NAPA NATIONAL BANCORP
                                901 MAIN STREET
                                NAPA, CA 94559




                                              April 30, 1999


To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Napa National Bancorp, a California corporation (the "Company"), which will be held at the Company's principal executive office, located at 901 Main Street, Napa, California 94559 on Tuesday, June 8, 1999, at 8:00 a.m.

     You will be asked to elect as directors the ten individuals nominated by the Board of Directors and ratify the appointment of Ernst & Young LLP as the Company's independent public accountants. The attached Proxy Statement contains more detailed information about the nominees and any other matters regarding the meeting.

     Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope provided as soon as possible so that your shares will be represented at the meeting. The Board of Directors recommends that you vote "FOR" each of the proposals listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy at that time. It is important that your shares be represented.



                                      W. Clarke Swanson, Jr.
                                      Chairman of the Board

                             NAPA NATIONAL BANCORP
                                901 MAIN STREET
                            NAPA, CALIFORNIA 94559

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 8, 1999


To Our Shareholders:

     The Annual Meeting of Shareholders of Napa National Bancorp (the "Company"), a California corporation and bank holding company for Napa National Bank (the "Bank"), will be held at the Company's principal executive office, located at 901 Main Street, Napa, California 94559 on Tuesday, June 8, 1999, at 8:00 a.m. for the following purposes:

     1. To elect the following ten directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

          William A. Bacigalupi     C. Richard Lemon
          Dennis D. Groth           Joseph G. Peatman
          E. James Hedemark         A. Jean Phillips
          Michael D. Irwin          George M. Schofield
          Brian J. Kelly            W. Clarke Swanson, Jr.

     2. To ratify the appointment of Ernst & Young LLP, as the Company's independent public accountants for the 1999 fiscal year.

     3. To consider and transact such other business as may properly come before the meeting of any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at this meeting and any adjournment(s) thereof.

     Provisions of the By-laws of the Company govern nominations for election of members of the Board of Directors, as follows:

     Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of the close of business twenty-one
     (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing of notice of the meeting to shareholder. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the number of shares of capital stock of the Company owned by each proposed nominee; (c) the name and residence address of the notifying shareholder; (d) the number of shares of capital stock of the Company owned by the notifying shareholder; (e) with the written consent of the proposed nominee a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of a pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his or her instruction, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend. Any shareholder present at the meeting may vote personally on all matters brought before the meeting, in which event such shareholder's proxy will not be used.



                         BY ORDER OF THE BOARD OF DIRECTORS
                         C. RICHARD LEMON
                         Secretary

Napa, California
April 30, 1999



     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT

                         INFORMATION CONCERNING PROXY


         This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Napa National Bancorp (the "Company") at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive office, located at 901 Main Street, Napa, California 94559, on June 8, 1999 at 8:00 a.m., and at any adjournments or postponements thereof (the "Meeting").

         This Proxy Statement and the accompanying proxy are first being mailed to holders of the Company's common stock ("Common Stock") on or about April 30, 1999.

         A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of the Meeting of his or her election to vote in person. Where a signed proxy that does not contain voting instructions is submitted to the Company, the proxy holders will vote the shares represented by such proxy in favor of election of the nominees specified and in favor of any specified proposals unless such proxy is later revoked.

         The enclosed form of proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting, including but not limited to: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

         The enclosed proxy is being solicited by the Company's Board of Directors. The principal method of proxy solicitation for the Meeting will be by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company and its subsidiary, Napa National Bank (the "Bank"). The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies but has not done so as of April 30, 1999. The total expense of the Board of Directors' proxy solicitation for the Meeting will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material to beneficial owners of Common Stock and such expenses as may be paid to any proxy solicitation firm engaged by the Company.

                               VOTING SECURITIES

         Shareholders of record as of the close of business on April 23, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 792,675 shares of Common Stock outstanding.

         Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (ten) multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

         Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of his or her intention to cumulate votes at the Meeting and the nominee for which he or she intends to cumulate votes has properly been nominated. If any shareholder gives notice of his or her intent to cumulate votes at the Meeting, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

         The ten candidates for election of directors receiving the highest number of votes will be elected, whether or not votes are cumulated. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the 1999 fiscal year requires the approval of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting.

         Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will be counted for purposes of determining a quorum. Abstentions or broker non-votes will not count as votes in favor of the election of directors, the ratification of the appointment of the Company's independent public accountant, or any other proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by each of the persons known to the Company to own 5% or more of the Company's Common Stock, current directors of the Company (all of whom are nominees to be elected to the Board of Directors), each of the current executive officers,1 and all of the directors of the Company and the named executive officers as a group. The information contained herein has been obtained from the Company's records, from information furnished directly by the individual or entity to the Company, or from various filings made by the named individuals with the Securities and Exchange Commission (the "SEC").

         The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership." In addition, shares issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon an individual's particular circumstances. For additional information, see the section entitled "INFORMATION PERTAINING TO ELECTION OF DIRECTORS."


_________________
/1/ As used throughout this Proxy Statement, the term "executive officers" refers to the Company's Chief Executive Officer, the Company's President and Chief Operating Officer and the Bank's President, Chief Information Officer, Chief Financial Officer and Chief Credit Officer. The Bank's Chief Credit Officer resigned in January 1999.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL                      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER/1/                             OWNERSHIP/2/                         CLASS
William A. Bacigalupi                                                10,200/3/                            1.2%
Dale A. Brain                                                         2,000/4/                            *
Dennis D. Groth                                                       7,600/5/                            *
E. James Hedemark                                                    10,100/3/                            1.2%
Michael D. Irwin                                                     12,000/3/                            1.5%
Brian J. Kelly                                                       12,725/6/                            1.6%
C. Richard Lemon                                                     11,300/7/                            1.4%
Joseph G. Peatman                                                    10,125/3/                            1.3%
A. Jean Phillips                                                     10,100/3/                            1.3%
George M. Schofield                                                  10,200/8/                            1.3%
W. Clarke Swanson, Jr.                                              517,456/9/                           64.5%
Rodney M. Wiessner                                                    1,000/10/                           *

      All directors, nominees and current executive                 686,617/11/                          77.0%
      officers as a Group (12 persons)

Napa National Bancorp Stock Participation Plan                       71,311/12/                           9.0%
  (the "Stock Plan")

Robert Fanucci                                                       71,311/12/                           9.0%

____________________________

* Indicates that the percentage of outstanding shares beneficially owned is less than one percent (1%).

/1/ The address for all natural persons is: c/o Napa National Bancorp, 901 Main Street, Napa, CA 94559. the stock plan's address is: Napa National Bancorp stock participation plan, Mr. Robert Fanucci, Trustee, 901 Main Street, Napa, CA 94559.
/2/ Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.
/3/ Includes 10,000 shares which may be acquired upon the exercise of stock options.
/4/ Includes 2,000 shares which may be acquired upon the exercise of stock options.
/5/ Includes 7,500 shares which may be acquired upon the exercise of stock options.
/6/ Includes 12,500 shares which may be acquired upon the exercise of stock options.
/7/ Includes 10,000 shares which may be acquired upon the exercise of stock options. Includes 800 shares held in an individual retirement account.
/8/ Includes 6,000 shares which may be acquired upon the exercise of stock options. Includes 4,000 shares held in an individual retirement account.
/9/ Includes 10,000 shares which may be acquired upon the exercise of stock options. Mr. Swanson may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the SEC by virtue of his ownership interest in the Company.
/10/ Consists of 1,000 shares which may be acquired upon the exercise of stock options.
/11/ Includes 100,000 shares which may be acquired within 60 days of the Record Date upon the exercise of stock options. Also includes 1,000 shares beneficially owned by a former executive officer who resigned prior to the Record Date
/12/ Voting and investment power with respect to the shares beneficially owned by the Stock Plan is entrusted to Mr. Robert Fanucci, independent trustee, who disclaims beneficial ownership of all of said shares.

                       PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

         The By-laws of the Company provide that the number of directors of the Company may be no less than eight and no more than fifteen, with the exact number within such range to be fixed by amendment of the By-laws or by a resolution duly adopted by the shareholders or by the Board of Directors. The number of directors is presently fixed at ten.

         The persons named below, all of whom are currently serving one-year terms as members of the Company's Board of Directors, have been nominated for election as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Proxies will be voted in such a way as to effect the election of all nominees or as many as possible. If any nominee should become unable or unwilling to serve as a director, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. The ten nominees receiving the highest number of votes at the Meeting shall be elected.

         The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors, which information is based on data furnished by each such nominee.

                                                     PRINCIPAL OCCUPATION, BUSINESS
                                    DIRECTOR         EXPERIENCE DURING PAST FIVE
NOMINEE                    AGE      SINCE            YEARS AND OTHER INFORMATION
-------                    ---      -----            ---------------------------
William A. Bacigalupi      61       1990             Political and Governmental Advisor for, and
                                                     former President of, Napa Garbage Services, Inc., and Napa
                                                     Valley Disposal Services, Inc.  Former President of American
                                                     Canyon Disposal, Inc.

Dennis D. Groth            56       1996             President of Groth Vineyards & Winery

Michael D. Irwin           56       1987             Chief Financial Officer of the Company since 1989;
                                                     Executive Vice President, Chief Financial Officer and
                                                     Director of The Compass Group since 1993; Chief Financial
                                                     Officer and Director of Wild Planet Toys, Inc. since 1996.

                                                     PRINCIPAL OCCUPATION, BUSINESS
                                    DIRECTOR         EXPERIENCE DURING PAST FIVE
NOMINEE                    AGE      SINCE            YEARS AND OTHER INFORMATION
-------                    ---      -----            ---------------------------
E. James Hedemark          50       1995             Director/CEO of Southern Pacific Funding
                                                     Corporation since 1998/1/; Formerly, Director
                                                     of ITT Federal Bank from April 1994 to
                                                     September 1995; President and Chief
                                                     Executive Officer of Napa Valley Bank from
                                                     June 1992 to May 1993; various positions
                                                     at Bank of America from 1972 to 1992.

Brian J. Kelly             48       1988             Director of the Company since 1988;
                                                     President and Chief Operating Officer of the Company since
                                                     1992; President and Chief Executive Officer of the Bank
                                                     since September 1989.

C. Richard Lemon           55       1981             Secretary of the Company and the Bank since 1982;
                                                     Director and Partner of Dickenson, Peatman &
                                                     Fogarty since 1979; President of Exchange Holding Corp.
                                                     since 1979; President of Temecula Vineyards,
                                                     Inc. since 1994; Partner of Silverado Partners since
                                                     1995.

Joseph G. Peatman          65       1994             Founding Partner and Director of Dickenson,
                                                     Peatman & Fogarty since 1964.

A. Jean Phillips           54       1995             Owner of Screaming Eagle Winery since 1986;
                                                     Partner and owner of Phillips & Harris Land
                                                     Brokers since 1979.

George M. Schofield        60       1990             President of George M. Schofield Co., financial
                                                     consultant since 1984; President of Unique
                                                     Wines, Inc. since 1984; Chief Financial Officer
                                                     and Director of Folie A Deux Winery since 1995;
                                                     Director of Delicato Vineyards since 1996; Director
                                                     of Vintage Directions since 1997.

__________________________
/1/ Southern Pacific Funding Group on October 1, 1998 filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (Case No. 398-37613). This bankruptcy proceeding is still pending before the Bankruptcy Court as of the date of this Proxy Statement and Southern Pacific Funding Group continues to manage its business as debtor in possession. Director Hedemark was the Chief Executive Officer and a director of Southern Pacific Funding Group on the date of filing of its bankruptcy petition. Management of the Company does not believe that director Hedemark's position with Southern Pacific Funding Group, in light of its pending bankruptcy proceeding, is material to an evaluation of director Hedemark as a director of the Company.

W. Clarke Swanson, Jr.     60       1987             Chairman of the Board of the Company since 1994;
                                                     Chief Executive Officer of the Company since
                                                     1988; President of Swanson Vineyards and Winery
                                                     since 1986.

EXECUTIVE OFFICERS

         In addition to Directors Irwin, Kelly and Swanson, discussed above, executive officers of the Company and Bank during 1998 included Dale A. Brain (age 51), Frederick C. Hoey (age 56) and Rodney M. Wiessner (age 37). All executive officers of the Company and the Bank serve at the pleasure of the Board of Directors.

         Mr. Brain became the Bank's Senior Vice President and Chief Information Officer in November 1996. Prior to that time, Mr. Brain was Manager, Planning & Control at Kaiser Permanente Medical from 1992 to 1996. Mr. Brain had previously been in a variety of management positions with Bank of America from 1969 to 1992.

         In March, 1997, the Bank expanded its senior management by hiring Frederick C. Hoey. Mr. Hoey became the Bank's Senior Vice President and Chief Credit Officer. Prior to joining the Bank, Mr. Hoey was with American Investors Company as a regional representative since 1996, with Westamerica Bancorporation as a Vice President from 1992 to 1996, and in a variety of management positions with various financial institutions prior to 1992. Mr. Hoey resigned from his position effective January 31, 1999.

         In July 1997, the Bank hired Rodney M. Wiessner as the Bank's Senior Vice President, Chief Financial Officer, Treasurer and Cashier. He is also the Treasurer/ Cashier and Assistant Secretary of the Company. Prior to joining the Bank, Mr. Wiessner had been Chief Financial Officer of Mid Valley Bank since 1995. Prior to joining Mid Valley Bank, Mr. Wiessner was an Audit Manager with Perry-Smith and Company from 1990 to 1995.

CERTAIN RELATIONSHIPS

         All of the members of the Company's Board of Directors also serve as the directors of the Bank. Director Lemon also serves as the sole director of the Company's inactive and wholly-owned leasing subsidiary, Napa National Leasing Company.

         There is no family relationship among any of the Company's directors (all of whom are nominees to be elected as Directors at the Meeting) and current executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1:
TO ELECT THE TEN NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.

                  PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, which served the Company as independent public accountants since September 19, 1996, has been selected by the Audit Committee of the Board of Directors of the Company as the Company's independent public accountants for the 1999 fiscal year. Ernst & Young LLP has no interest, financial or otherwise, in the Company.

     A representative of Ernst & Young LLP is expected to attend the Meeting with the opportunity to make a statement if he or she desires to do so and respond to appropriate questions from shareholders present at the Meeting.

     All Proxies will be voted for ratification of the appointment of Ernst & Young LLP, unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If Ernst & Young LLP should for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute independent public accounting firm to be designated by the Audit Committee of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE RATIFICATION OF ERNST & YOUNG L.L.P. YOU ARE URGED TO VOTE FOR PROPOSAL 2:
TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1999 FISCAL YEAR.


                INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

     The Board of Directors of the Bank maintains an Audit Committee which consists of the following individuals: Directors Hedemark, Irwin, Kelly, Peatman, Phillips and Swanson. The functions of the Audit Committee are to recommend the appointment of and oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants, and to evaluate the possible effect of each such service on the independence of the Company's accountants. The Audit Committee met five times during 1998.

     The Board of Directors maintains a Compensation Committee which consists of Directors Peatman, Bacigalupi, Kelly, and Swanson. Mr. Peatman is the Chairman of the Committee. The function of the Compensation Committee is to review director and executive compensation of the Company and recommend to the Board of Directors both director and executive officer compensation packages. The Compensation Committee did not meet during 1998. Accordingly, the Board of Directors performed the functions of the Compensation Committee during 1998 and let the compensa-tion for the Chairman, and directors stand for 1999. The President and Chief Operating Officer's salary increased from $135,000 to $150,000 a year in 1999. No bonuses were awarded during 1998.

     During 1998, the Company did not have a standing Nominating Committee. The Executive Committee of the Board of Directors of the Company performs the functions of this committee and consists of the following individuals: Directors Kelly and Swanson. The Executive Committee did not meet during 1998, and the Company's nominees to the Board of Directors for 1999 were selected by the current Board of Directors. Nominations by shareholders will be considered by the Executive Committee provided such nominations comply with the Company's By-laws and the notice provisions included in the Notice of Meeting which accompanies this Proxy Statement. This By-law provision is designed to give the Board of Directors advance notice of third-party nominations, if any, and the qualifications of such nominees, and may have the effect of precluding third-party nominations if not followed.

     The Board of Directors of the Company held 12 regular meetings and one organizational and one special meeting during 1998. Each director of the Company attended at least 75% of the following meetings with the exception of
C. R. Lemon, 50% and J. G. Peatman, 68%, of the following meetings: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board on which he or she served (during the period for which he or she served).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Directors, certain officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations furnished to the Company by such directors, officers and ten percent shareholders, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, officers and ten percent shareholders were complied with.

                            EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth for service in all capacities to the Company and the Bank for the periods indicated the compensation with respect to the Company's Chief Executive Officer and those executive officers of the Company and the Bank whose salary and bonus exceeded $100,000 in 1998.

                          SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                        Securities
                                                                       Other Annual     Underlying        All Other
Name and Principal Position         Year        Salary       Bonus    Compensation/1/     Options        Compensation
--------------------------          ----        ------       -----    --------------      -------        ------------
W. Clarke Swanson, Jr.,             1998      $124,200/2/   $     0      $   2,520           10,000/3/    $          0
 CEO                                1997       124,800/2/         0          2,425                0                  0
                                    1996       125,300/2/         0          2,770                0                  0

Brian J. Kelly,                     1998      $135,000/4/         0          7,723            2,500/3/          10,696/6/,/7/
 President and COO                  1997       135,000/4/         0          9,600                0              8,489/6/,/7/
                                    1996       135,000/4/    20,500          8,834                0             12,788/6/

Dale A. Brain, SVP, Chief           1998        96,000/4/     7,500          6,710                0              9,209/6/,/7/
 Information Officer, of the        1997       105,667/4/     8,500/5/       3,000                0              3,203/6/,/7/
 Bank                               1996        10,625/4/         0              0            5,000                  0


Frederick C. Hoey, Chief            1998        94,167/4/     7,500              0                0              7,137/6/,/7/
 Credit Officer, of the             1997        67,298/4/         0              0            5,000                  0
 Bank/8/

Rodney M. Wiessner, Chief           1998        94,167/4/     3,750          4,350                0              8,809/6/,/7/
 Financial Officer, of the          1997        36,585/4/         0              0            5,000                  0
 Bank

________________
/1/ Consists of country club membership for Mr. Swanson in the amount of $2,520; country club membership and auto allowance for Mr. Kelly in the amount of $1,560 and $6,163 respectively; country club membership and auto allowance for Mr. Brain in the amount of $3,110 and $3,600 respectively; country club membership for Mr. Wiessner in the amount of $4,350.
/2/ Includes payments for attending meetings of the Board of Directors and the committees thereof.
/3/ See discussion under "Option Grants in Last Fiscal Year" below for a discussion of the extension during 1998 of certain options previously granted to Messrs. Swanson and Kelly.
/4/ Includes amounts contributed by Mr. Kelly, Mr. Brain, Mr. Hoey and Mr. Wiessner to the Stock Plan.
/5/  Includes moving bonus.
/6/ Consists of contributions by the Company to the Stock Plan for the benefit of Mr. Kelly, Mr. Brian, Mr. Hoey and Mr. Wiessner.
/7/  Includes unpaid vacation for Mr. Kelly, Mr. Brain, Mr. Hoey and Mr.
     Wiessner.
/8/  Mr. Hoey resigned in January 1999.

     The following table provides certain information concerning options granted to the Company's Chief Executive Officer and those executive officers executive officers of the Company and the Bank whose salary and bonus exceeded $100,000 in 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                    Percent of
                                    Total Number
                       Number of    of Options                  Market
                       Securities   Granted to                  Price on
                       Underlying   Employees       Exercise    Date of    Expiration
Name                   Options      in 1998         Price       Grant      Date
----                   ----------   ------------    --------    -------    ----------
W. Clarke              10,000          29%           $8.00      $16.00     September 16, 2000
  Swanson, Jr. CEO

Brian J. Kelly,         2,500           7%           $8.00      $16.00     September 16, 2000
  President and COO

     The options noted in the above table were treated as granted by action of the Board of Directors on August 18, 1998 as a result of its decision to extend for a period of two years under the Napa National Bancorp 1998 Amended and Restated Stock Option Plan certain non-statutory stock options previously granted to Messrs. Swanson (10,000 shares), Kelly (2,500 shares), Irwin (10,000 shares) and Lemon (10,000 shares) under the Napa National Bancorp 1982 Stock
Option Plan (the "Options").   See also "Compensation of Directors" below.
Because the per share exercise price for the Options was below the per share market price on the date of grant ($16.00, based on an independent third party evaluation), the extension of the exercise periods for the Options resulted in the Company taking a charge against 1998 earnings in the amount of $153,400. This amount was offset, however, by an increase in the Company's shareholders equity of $106,600 due to a future tax benefit of $106,600 that the Company will be able to realize.

     The following table sets forth the options exercised in 1998 and the December 31, 1998, unexercised value of both vested and unvested options for the Company's Chief Executive Officer and those executive officers of the Company whose salary and bonus exceeded $100,000 in 1998.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
          ------------------------------------------------------------

                                                     Number of Shares of Common      Value of Unexercised
                                                     Stock Underlying Unexercised    In-The-Money Options
                                                     Options at December 31, 1998    at December 31, 1998 /1/
                                                     ----------------------------    ------------------------

                       Shares Acquired                  Value
Name                    on Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                    -----------      --------    -----------    -------------    -----------    -------------
W. Clarke
Swanson, Jr., CEO           0                0         10,000              0           $ 90,000              0

Brian J. Kelly,
President and COO           0                0         12,500              0            111,600              0

Dale A. Brain,
SVP, Chief
Information Officer,        0                0          2,000          3,000              3,300          4,950
of the Bank

Frederick C. Hoey,
SVP, Chief Credit
Officer, of the Bank        0                0          1,000          4,000              1,650              0

Rodney M. Wiessner,
SVP, Chief Financial
Officer, of the Bank        0                0          1,000          4,000              1,500          6,000

_________________
/1/   The per share fair market value of the Company's Common Stock as of
December 31, 1998 was $17.00, based upon an independent evaluation, dated February 1, 1999, prepared by L.F. Sherman Evaluation Research Consultants.

COMPENSATION OF DIRECTORS

     In January 1999, the Board of Directors of the Company left the director compensation package unchanged from the 1998 plan.

     The 1998 director compensation package included paying each director $200 for every board or committee meeting he or she attends. Mr. Kelly, as a full-time employee of the Company, does not receive director compensation. Chairpersons for the committees receive $300 for each meeting they chair. This fee structure is intended to compensate the Chairpersons for their additional time and effort required in fulfilling this role. This fee schedule was effective for all of 1998. During 1998, the Board of Directors as a group received a total of $74,700 for attendance at all meetings.

     As discussed under "Option Grants in Last Fiscal Year," the Board of Directors on August 18, 1998 extended for a period of two years certain Options previously granted to directors Swanson, Kelly, Irwin and Lemon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASE RIGHT

     In 1987, Mr. Swanson acquired 300,701 shares of the Company's common stock ("Common Stock") through a tender offer at $11.00 per share (the "Tender Offer"), net to the sellers in cash. The Tender Offer was made pursuant to the terms of an agreement with the Company, dated as of February 5, 1987 (the "Purchase Agreement").

     As disclosed to shareholders in materials related to the Tender Offer, the Purchase Agreement provides, among other things, certain protections against dilution of Mr. Swanson's stock ownership by requiring that if the Company should desire to issue any Equity Securities (as defined below), it shall give Mr. Swanson first right to purchase (the "Purchase Right") a portion of such Equity Securities up to an amount which will enable Mr. Swanson to maintain the same percentage of ownership of the outstanding Common Stock as held by Mr. Swanson on the date immediately following his purchases in the Tender Offer (i.e., 60.14%). In the event that the number of shares of Common Stock owned by Mr. Swanson should decline due to Mr. Swanson's failure to purchase shares pursuant to such right or sales of shares of Common Stock by Mr. Swanson, the Purchase Agreement provides that the Purchase Right entitles Mr. Swanson to purchase a portion of new issuances of Equity Securities up to an amount which will enable Mr. Swanson to maintain his percentage ownership of the outstanding Common Stock as computed immediately prior to each issuance of such Equity Securities.

     The Purchase Right also applies to issuances of Equity Securities to employees, officers and directors under stock option plans approved by the Board of Directors of the Company, provided, however, that Common Stock shall be deemed to have been issued only upon the exercise of an employee stock option. The Purchase Agreement further states that if Mr. Swanson has a right to purchase Common Stock due to the exercise of a stock option by an employee, officer or director of the Company, the purchase price of such Common Stock purchasable by Mr. Swanson shall be equal to the exercise price of such option.

     The term "Equity Securities" is defined in the Purchase Agreement to mean Common Stock, rights, options (except stock options issued pursuant to stock option plans), warrants to purchase Common Stock, any security other than Common Stock having voting rights in the election of the Board of Directors which are not contingent upon a failure to pay dividends, any security convertible into or exchangeable for any of the foregoing, and any agreement or commitment to issue any of the foregoing.

     The Purchase Right terminates when Mr. Swanson ceases to own in excess of 10% of the then outstanding shares of Common Stock.

CERTAIN TRANSACTIONS

     Directors Lemon and Peatman are directors of the Bank and of the Company. Both are shareholders in Dickenson, Peatman & Fogarty, a Professional Law Corporation, which provided legal services to the Company and the Bank during 1997 and 1998 and from which the Company expects to receive legal services during 1999. The amount of fees and expenses paid to Dickenson, Peatman & Fogarty in 1998 for legal services rendered was $89,203.80.

INDEBTEDNESS OF MANAGEMENT

     Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to continue to have such ordinary banking transactions with these persons in the future. In the opinion of management of the Company, all loans and commitments to lend included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's board of directors is required for these types of loans.


                             SHAREHOLDER PROPOSALS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. For any such proposal to be considered for inclusion in the proxy statement prepared for the 2000 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices at 901 Main Street, Napa, California 94559 prior to December 31, 1999. Any such proposal received by the Company's principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. The deadline for submission of stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 16, 2000. Any such proposal received by the Corporation's principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                  FORM 10-KSB

     If any shareholder would like a copy of the Company's Annual Report to the SEC on Form 10-KSB, for the fiscal year ended December 31, 1998, including financial statements and financial statement schedules, it may be obtained without charge. Exhibits to the Form 10-KSB will be furnished upon payment of reasonable charges. Written requests should be directed to Napa National Bancorp, 901 Main Street, Napa, CA 94559.


                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Meeting.
If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                    By Order of the Board of Directors
                                    C. Richard Lemon, Secretary


Dated:   April 30, 1999
         Napa, California

PROXY                                                                      PROXY


                             NAPA NATIONAL BANCORP
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF NAPA NATIONAL BANCORP
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, JUNE 8, 1999


     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Napa National Bancorp and the accompanying Proxy Statement dated April 30, 1999, and revoking any proxy heretofore given, hereby constitutes and appoints Michael D. Irwin, Brian J. Kelly and C. Richard Lemon, and each of them, each with full power of substitution, as attorneys, agents and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of Napa National Bancorp (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 901 Main Street, Napa, California 94559 on Tuesday, June 8, 1999, at 8:00 A.M., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.


                 (Continued and to be signed on reverse side.)

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please mark your votes as indicated in this example.  [X]

1.   To elect as Directors the nominees set forth below.

     [_] FOR ALL nominees listed below (except as marked to the contrary below).

     [_]  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. ANY PROXY WHICH DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

Nominees:    William A. Bacigalupi       C. Richard Lemon
             Dennis Groth                Joseph G. Peatman
             E. James Hedemark           A. Jean Phillips
             Michael D. Irwin            George M. Schofield
             Brian J. Kelly              W. Clarke Swanson, Jr.

2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company's 1999 fiscal year.

     [_] FOR               [_] AGAINST                    [_] ABSTAIN

3. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

I/We do [_] or do not [_] expect to attend this meeting.

_______________________
Number of Common Shares

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1999. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION FOR 1999, AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Signature(s) _______________________________________ Date _______________
Please mark, date and sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. All joint owners must sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.